SANGUI BIOTECH INTERNATIONAL, INC.

Prospectus Supplement No. 7

(to the Prospectus dated August 7, 2015)

This Prospectus Supplement No. 7 dated November 21, 2016, contains information that supplements and updates our Prospectus dated August 10, 2015, Prospectus Supplement No. 1 dated August 14, 2015, Prospectus Supplement No. 2 dated October 5, 2015, Prospectus Supplement No. 3 dated November 23, 2015, Prospectus Supplement No. 4 dated February 24, 2016, Prospectus Supplement No. 5, dated May 23, 2016, and Prospectus Supplement No. 6 dated October 12, 2016.  Since it contains only the most recent developments, this supplement should be read in conjunction with such prospectus.

This prospectus relates to the offer and resale of up to 30,000,000 shares of Sangui Biotech International, Inc. (“Sangui” or the “Company”) common stock, no par value per share, by the selling security holder, Tarpon Bay Partners, LLC, a Florida limited liability company (“Tarpon”).  All of such shares represent shares that Tarpon has agreed to purchase if put to it by us pursuant to the terms of the Equity Purchase Agreement we entered into with them on May 11, 2015, subject to the volume limitations and other limitations in the Equity Purchase Agreement.  Subject to the terms and conditions of the Equity Purchase Agreement, we have the right to “put,” or sell, up to $5,000,000 worth of shares of our common stock to Tarpon.

Periodic Report on Form 10-Q

Attached hereto and incorporated by reference herein is our Periodic Report on Form 10-Q for the period ended September 30, 2016, which we filed with the Securities and Exchange Commission on November 21, 2016. The information set forth in the attached Periodic Report supplements and amends the information contained in the Prospectus.

This Prospectus Supplement No. 7 should be read in conjunction with, and delivered with, the Prospectus and all and Prospectus Supplements and is qualified by reference to the Prospectus except to the extent that the information in this Prospectus Supplement No. 7 supersedes the information contained in the Prospectus or Prospectus Supplements.

Unregistered Sale of Equity Securities and Use of Proceeds

Recent Sales of Unregistered Securities

In July 2016, the Company sold 4,705,000 shares of its common stock for cash at an average price of $0.011 per share for a total cash raise of $49,787. No underwriters were used. The securities were sold pursuant to an exemption from registration provided by Regulation S and Section 4(2) of the Securities Act of 1933. The certificate representing the shares contained a restricted legend.

In August 2016, the Company sold 4,000,000 shares of its common stock for cash at an average price of $0.014 per share for a total cash raise of $53,999. No underwriters were used. The securities were sold pursuant to an exemption from registration provided by Regulation S and Section 4(2) of the Securities Act of 1933. The certificate representing the shares contained a restricted legend.

In September 2016, the Company issued 444,000 shares of its common stock for services valued at $6,083. No underwriters were used. The securities were sold pursuant to an exemption from registration provided by Regulation S and Section 4(2) of the Securities Act of 1933. The certificate representing the shares contained a restricted legend.

Sales of Unregistered Securities Subsequent to the Period Covered by the Form 10-Q

Subsequent to the period covered by this report, the Company sold 2,280,000 shares of its common stock for cash to four individuals at an average price of $0.079 per share for a total cash raise of $44,503. No underwriters were used. The securities were sold pursuant to an exemption from registration provided by Regulation S and Section 4(2) of the Securities Act of 1933. The certificate representing the shares contained a restricted legend.

Investing in our common stock involves a high degree of risk.

See “Risk Factors” beginning on page 4 of the Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that the Prospectus or this Prospectus Supplement No. 7 is truthful or complete.  A representation to the contrary is a criminal offense.

The date of this Prospectus Supplement No. 7 is November 21, 2016.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 10-Q

QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended: September 30, 2016

Commission file number: 0-21271

SANGUI BIOTECH INTERNATIONAL, INC.

 (Exact name of Registrant as specified in Its Charter)

Colorado	84-1330732
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Alfred-Herrhausen-Str. 44, 58455 Witten, Germany

 (Address of Principal Executive Offices)

011-49-2302-915-204

 (Registrant's Telephone Number, including area code)

Indicate by check mark whether the registrant: (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.                                                                                                                                        Yes [X]       No [  ]

Indicate by check mark whether the Registrant has submitted electronically and posted on its corporate web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§ 232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).                                                                                   Yes [X]       No [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.   See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer [ ]	Accelerated Filer [ ]

Non-Accelerated Filer [ ]	Smaller Reporting Company [X]

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).                                                                                                                                        Yes [  ]       No [X]

As of November 21, 2016, there were 176,801,503 shares of the issuer's Common Stock, no par value, issued and outstanding.

SANGUI BIOTECH INTERNATIONAL, INC.

Quarterly Report on Form 10-Q

For the Quarterly Period Ended September 30, 2016

INDEX

PART I – FINANCIAL INFORMATION
Item 1	Consolidated Financial Statements.........................................................................................................	1
Item 2.	Management's Discussion and Analysis of Financial Condition and Results of Operations ................	11
Item 3.	Quantitative and Qualitative Disclosure About Market Risk ................................................................	15
Item 4.	Controls and Procedures ........................................................................................................................	15
PART II – OTHER INFORMATION
Item 1.	Legal Proceedings.................................................................................................................................	16
Item 1A.	Risk Factors...........................................................................................................................................	16
Item 2.	Unregistered Sales of Equity Securities and Use of Proceeds ..............................................................	16
Item 3.	Defaults Upon Senior Securities ...........................................................................................................	16
Item 5.	Other Information..................................................................................................................................	16
Item 6.	Exhibits..................................................................................................................................................	17

ii

PART I - FINANCIAL INFORMATION

Item 1 - Consolidated Financial Statements

    The accompanying unaudited consolidated financial statements have been prepared in accordance with the instructions to Form 10-Q pursuant to the rules and regulations of the Securities and Exchange Commission and, therefore, do not include all information and footnotes necessary for a complete presentation of our financial position, results of operations, cash flows, and stockholders' deficit in conformity with generally accepted accounting principles in the United States of America.  In the opinion of management, all adjustments considered necessary for a fair presentation of the consolidated results of operations and financial position have been included and all such adjustments are of a normal recurring nature.

Our unaudited condensed consolidated balance sheet as of September 30, 2016 and the audited balance sheet as of June 30, 2016, our unaudited condensed consolidated statements of operations and comprehensive income (loss) for the three month periods ended September 30, 2016, and 2015, and our unaudited condensed consolidated statements of cash flows for the three month periods ended September 30, 2016, and 2015 are attached hereto and incorporated herein by this reference.

SANGUI BIOTECH INTERNATIONAL, INC.
Consolidated Balance Sheets

ASSETS

	September 30,	June 30,
	2016	2016
CURRENT ASSETS	(unaudited)

Cash	$100,122	$70,074
Prepaid expenses and other assets	25,847	30,292
Tax refunds receivable	3,356	4,070
Accounts receivable, net	460	504
Note receivable, related party	6,088	5,479

Total Current Assets	135,873	110,419

PROPERTY AND EQUIPMENT, Net	-	-

TOTAL ASSETS	$135,873	$110,419

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES

Accounts payable and accrued expenses	$187,697	$200,446
Related party payables	8,738	8,445
Note payable	37,328	38,154
Note payable - related party	110,940	110,940

Total Current Liabilities	344,703	357,985

STOCKHOLDERS' EQUITY (Deficit)

Preferred stock, no par value; 10,000,000 shares
authorized, -0- shares issued and outstanding	-	-
Common stock, no par value; 250,000,000 shares
authorized, 174,521,503 and 165,372,503 shares issued and
174,467,747 and 165,318,747 shares outstanding, respectively	32,498,263	32,392,657
Additional paid-in capital	4,513,328	4,513,328
Treasury stock, at cost	(19,387)	(19,387)
Accumulated other comprehensive income (loss)	127,594	122,789
Accumulated deficit	(36,737,218)	(36,669,318)
Total Sangui Biotech International, Inc's stockholders's deficit	382,580	340,069
Non-controlling interest	(591,410)	(587,635)

Total Stockholders' Equity (Deficit)	(208,830)	(247,566)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$135,873	$110,419

The accompanying notes are an integral part of these consolidated financial statements.

SANGUI BIOTECH INTERNATIONAL, INC.
Consolidated Statements of Operations and Comprehensive Income (Loss)
(unaudited)

	For the Three Months Ended
	September 30,
	2016	2015

REVENUES
Product sales	$9,711	$11,471

COST OF SALES	282	85

GROSS MARGIN	9,429	11,386

OPERATING EXPENSES
Research and development	4,420	34,052
Professional fees	39,710	96,243
General and administrative	35,192	42,517

Total Operating Expenses	79,322	172,812

OPERATING LOSS	(69,893)	(161,426)

OTHER INCOME (EXPENSE)
Interest expense	(1,782)	(1,401)

Loss before income taxes and non-controlling interest	(71,675)	(162,827)

Provision for income taxes	-	-

NET LOSS	(71,675)	(162,827)

Less: Net loss attributable to non-controlling interest	3,775	12,499

NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(67,900)	$(150,328)

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation adjustments	4,805	(6,907)

COMPREHENSIVE INCOME (LOSS)	$(66,870)	$(169,734)

BASIC AND DILUTED LOSS PER SHARE	$(0.00)	$(0.00)

BASIC AND DILUTED WEIGHTED AVERAGE
NUMBER OF SHARES OUTSTANDING	170,184,888	149,111,817

The accompanying notes are an integral part of these consolidated financial statements.

SANGUI BIOTECH INTERNATIONAL, INC.
Consolidated Statements of Cash Flows
(unaudited)

	For the Three Months Ended
	September 30,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(71,675)	$(162,827)
Adjustments to reconcile net loss to net cash
used by operating activities:
Amortization of deferred finance fees	-	15
Common stock issued for services	1,820	-
Changes in operating assets and liabilities
Trade accounts receivable	51	(13,443)
Related party advances	(557)
Prepaid expenses and other current assets	4,741	3,745
Tax refunds receivable	728	(4,880)
Accounts payable and accrued expenses	(14,623)	82,287
Related parties accounts payable	282	34,875
Net Cash Used in Operating Activities	(79,233)	(60,228)

CASH FLOWS FROM INVESTING ACTIVITIES
Net Cash Used in Investing Activities	-	-

CASH FLOWS FROM FINANCING ACTIVITIES
Common stock issued for cash	103,786	56,505
Net Cash Provided by Financing Activities	103,786	56,505

EFFECTS OF EXCHANGE RATES	5,495	(7,392)

NET INCREASE (DECREASE) IN CASH	30,048	(11,115)
CASH AT BEGINNING OF PERIOD	70,074	17,672

CASH AT END OF PERIOD	$100,122	$6,557

SUPPLEMENTAL DISCLOSURES OF
CASH FLOW INFORMATION

CASH PAID FOR:

Interest	$1,542	$-
Income Taxes	$-	$-

NON CASH INVESTING AND FINANCING ACTIVITIES
Stock subscription receivable	$-	$28,490

The accompanying notes are an integral part of these consolidated financial statements.

SANGUI BIOTECH INTERNATIONAL, INC.

Notes to the Condensed Consolidated Financial Statements

September 30, 2016 and June 30, 2016

(Unaudited)

NOTE 1 - BASIS OF PRESENTATION

The accompanying consolidated financial statements have been prepared without audit in accordance with accounting principles generally accepted in the United States of America for interim financial information. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations. The unaudited consolidated financial statements and notes should, therefore, be read in conjunction with the consolidated financial statements and notes thereto in the Company's Form 10-K for the year ended June 30, 2016. In the opinion of management, all adjustments (consisting of normal and recurring adjustments) considered necessary for a fair presentation, have been included. The results of operations for the three months ended September 30, 2016 are not necessarily indicative of the results that may be expected for the full fiscal year ending June 30, 2017.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

Sangui Biotech International, Inc., incorporated in Colorado in 1995, and its subsidiary, Sangui BioTech GmbH (Sangui GmbH). Sangui GmbH, which is headquartered in Witten, Germany, is engaged in the development of artificial oxygen carriers (external applications of hemoglobin, blood substitutes and blood additives) as well as in the development, marketing and sales of cosmetics and wound management products.

Consolidation

The consolidated financial statements include the accounts of Sangui BioTech International, Inc. and its ninety percent owned subsidiary. All significant intercompany accounts and transactions have been eliminated in consolidation.

Foreign Currency Translation

Assets and liabilities of the Company's foreign operations are translated into U.S. dollars at period-end exchange rates. Net exchange gains or losses resulting from such translation are excluded from net loss but are included in comprehensive income (loss) and accumulated in a separate component of stockholders' equity. Income and expenses are translated at weighted average exchange rates for the period.

Exchanges rates used for the preparation of the consolidated balance sheet as of September 30, 2016 and June 30, 2016 and our unaudited consolidated statements of operations and comprehensive income (loss)  for the three month periods ended September 30, 2016 and 2015, were calculated as follows:

as of September 30, 2016	USD 1 : EUR 0.89191
as of June 30, 2016	USD 1 : EUR 0.90104
July 1 through September 30, 2016	USD 1 : EUR 0.8961
July 1 through September 30, 2015	USD 1 : EUR 0.8991

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Risk and Uncertainties

The Company's line of future pharmaceutical products (artificial oxygen carriers or blood substitute and additives) and medical products (wound dressings and other wound management products) being developed by Sangui GmbH, are deemed as medical devices or biologics, and as such are governed by the Federal Food and Drug and Cosmetics Act and by the regulations of state agencies and various foreign government agencies. The pharmaceutical, under development in Germany, will be subject to more stringent regulatory requirements, because they are in vivo products for humans. The Company and its subsidiaries have no experience in obtaining regulatory clearance on these types of products. Therefore, the Company will be subject to the risks of delays in obtaining or failing to obtain regulatory clearance.

Going Concern

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. The Company has an accumulated deficit of $36,737,218 as of September 30, 2016. The Company incurred a net loss applicable to common stockholders of $67,900 during the three months ended September 30, 2016 and used cash in operating activities of $79,233 during the three months ended September 30, 2016. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The Company expects to continue to incur significant capital expenses in pursuing its business plan to market its products and expand its product line, while obtaining additional financing through stock offerings or other feasible financing alternatives. In order for the Company to continue its operations at its existing levels, the Company will require significant additional funds over the next twelve months. Therefore, the Company is dependent on funds raised through equity or debt offerings. Additional financing may not be available on terms favorable to the Company, or at all. If these funds are not available the Company may not be able to execute its business plan or take advantage of business opportunities. The ability of the Company to obtain such additional financing and to achieve its operating goals is uncertain. In the event that the Company does not obtain additional capital, is not able to collect its outstanding receivables or is not able to increase cash flow through the increase of sales, there is a substantial doubt of its being able to continue as a going concern. The accompanying condensed consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Cash and Cash Equivalents

The Company maintains its cash in bank accounts in Germany. Cash and cash equivalents include time deposits for which the Company has no requirements for compensating balances. The Company has not experienced any losses in its uninsured bank accounts. At September 30, the Company had no cash equivalents.

Research and Development

Research and development costs are charged to operations as they are incurred. Legal fees and other direct costs incurred in obtaining and protecting patents are expensed as incurred.

SANGUI BIOTECH INTERNATIONAL, INC.

Notes to the Condensed Consolidated Financial Statements

September 30, 2016 and June 30, 2016

(Unaudited)

Revenue Recognition

Product sales revenue is recognized when the sales amount is determined, shipment of goods to the customer has occurred and collection is reasonably assured. Product is shipped FOB origination.  Product royalty revenue is recognized when the licensee has reported the product sales to the Company. Product royalty revenue is calculated based upon the contractual percentage of reported sales.

Basic and Diluted Earnings (Loss) Per Common Share

Basic earnings (loss) per common share is computed by dividing income (loss) available to common stockholders by the weighted average number of common shares outstanding during the period of computation. Diluted earnings (loss) per share give effect to all potential dilutive common shares outstanding during the period of compensation. The computation of diluted earnings (loss) per share does not assume conversion, exercise or contingent exercise of securities that would have an antidilutive effect on earnings. As of September 30, 2016 and 2015, the Company had no potentially dilutive securities that would affect the loss per share if they were to be dilutive.

Comprehensive Income (Loss)

Total comprehensive income (loss) represents the net change in stockholders' equity during a period from sources other than transactions with stockholders and as such, includes net earnings (loss). For the Company, the components of other comprehensive income (loss) are the changes in the cumulative foreign currency translation adjustments and are recorded as components of stockholders' equity.

NOTE 3 - COMMITMENTS AND CONTINGENCIES

Litigation

The Company may, from time to time, be involved in various legal disputes resulting from the ordinary course of operating its business. Management is currently not able to predict the outcome of any such cases. However, management believes that the amount of ultimate liability, if any, with respect to such actions will not have a material effect on the Company's financial position or results of operations.

Indemnities and Guarantees

During the normal course of business, the Company has made certain indemnities and guarantees under which it may be required to make payments in relation to certain transactions. These indemnities include certain agreements with the Company's officers, under which the Company may be required to indemnify such person for liabilities arising out of their employment relationship. The duration of these indemnities and guarantees varies and, in certain cases, is indefinite. The majority of these indemnities and guarantees do not provide for any limitation of the maximum potential future payments the Company could be obligated to make. Historically, the Company has not been obligated to make significant payments for these obligations and no liabilities have been recorded for these indemnities and guarantees in the accompanying consolidated balance sheet.

NOTE 4 – NOTE PAYABLE, RELATED PARTIES

On March 6, 2015, the Company entered into a note payable with a family member of a Company Director for 100,000 euros, or $108,500.  On May 31, 2016 the note payable and accrued interest were transferred to the Company Director. The note payable accrues interest at 5 percent per annum, is due on March 31, 2017 and is unsecured. The balance of this note is $110,940, (translated into US dollars as of September 30, 2016).

SANGUI BIOTECH INTERNATIONAL, INC.

Notes to the Condensed Consolidated Financial Statements

September 30, 2016 and June 30, 2016

(Unaudited)

NOTE 5 – CAPITAL STOCK

Preferred Stock – The Company is authorized to issue 10,000,000 shares of preferred stock. No preferred stock has been issued so far. The authorized preferred shares are non-voting and the Board of Directors has not designated any liquidation value or dividend rates.

Common Stock – The Company is authorized to issue 250,000,000 shares of no par value common stock. The holders of the Company's common stock are entitled to one vote for each share held of record on all matters to be voted on by those stockholders.

During the three months ended September 30, 2016, the Company sold 8,705,000 shares of its common stock for $103,787 in cash proceeds to three individuals at an average price of $0.047 per share.

During the three months ended September 30, 2016 the company issued 444,000 shares for services valued at $0.004 per shares.

NOTE 6- NOTE PAYABLE

On June 9, 2015, the Company entered into a note payable with SastoMed GmbH for 32,963 euros.  The note payable accrues interest at 4% annum and is due June 30, 2017. The balance of this note is $37,328 (translated into US dollars at September 30, 2016).

NOTE 7 – SUBSEQUENT EVENTS

Subsequent to September 30, 2016, the Company sold 2,280,000 shares of its common stock for approximately $44,000 in cash proceeds to four individuals at an average price of approximately $0.0193 per share.

In accordance with ASC 855-10, the Company’s management has reviewed all material events and there are no additional material subsequent events to report.

Item 2 - Management's Discussion And Analysis Of Financial Condition And Results Of Operations

Forward-looking Statements

The following discussion of our financial condition and results of operations should be read in conjunction with the consolidated financial statements and the related notes thereto included elsewhere in this quarterly report.  Some of the information in this quarterly report contains forward-looking statements, including statements related to anticipated operating results, margins, growth, financial resources, capital requirements, adequacy of the Company's financial resources, trends in spending on research and development, the development of new markets, the development, regulatory approval, manufacture, distribution, and commercial acceptance of new products, and future product development efforts.  Investors are cautioned that forward-looking statements involve risks and uncertainties, which may affect our business and prospects, including but not limited to, the Company's expected need for additional funding and the uncertainty of receiving the additional funding, changes in economic and market conditions, acceptance of our products by the health care and reimbursement communities, new development of competitive products and treatments, administrative and regulatory approval and related considerations, health care legislation and regulation, and other factors discussed in our filings with the Securities and Exchange Commission.

GENERAL

Our mission is the development of novel and proprietary pharmaceutical, medical and cosmetic products. We develop our products through our German subsidiary, Sangui GmbH. Currently, we are seeking to market and sell our products through partnerships with industry partners worldwide.

Our focus has been the development of oxygen carriers capable of providing oxygen transport in humans in the event of acute and/or chronic lack of oxygen due to arterial occlusion, anemia or blood loss whether due to surgery, trauma, or other causes, as well as in the case of chronic wounds.  We have thus far focused our development and commercialization efforts on such artificial oxygen carriers by reproducing and synthesizing polymers out of native hemoglobin of defined molecular sizes.  In addition, we have developed external applications of oxygen transporters in the medical and cosmetic fields in the form of sprays for the healing of chronic wounds and of gels and emulsions for the regeneration of the skin. A wound dressing that shows outstanding properties in the support of wound healing, is distributed by SastoMed GmbH, a former joint venture company in which we held a share of 25%, as global licensee under the Granulox brand name. Effective End of second quarter of our fiscal year 2016 we sold this stake to SanderStrohmann GmbH, the co-shareholder.

SanguiBioTech GmbH holds distribution rights for our Chitoskin wound pads for the European Union and various other countries. A European patent has been granted for the production and use of improved Chitoskin wound pads.

Our current key business focuses are: (a) selling our existing cosmetics and wound management products by way of licensing through distribution partners, or by way of direct sale, to end users; (b) identifying additional industrial and distribution partners for our patents, production techniques, and products; and, (c) obtaining the additional certifications on our products in development.

Artificial Oxygen Carriers

SanguiBioTech GmbH develops several products based on polymers of purified natural porcine hemoglobin with oxygen carrying abilities that are similar to native hemoglobin.  These are (1) oxygen carrying blood additives and (2) oxygen carrying blood volume substitutes.

During the first quarter of our 2013 financial year the European Patent Office granted a patent based on Sangui’s application (01 945 245) “Mammalian hemoglobin compatible with blood plasma, cross-linked and conjugated with polyalkylene oxides as artificial medical oxygen carriers, production and use thereof”.

During the third quarter of our 2013 financial year the company had a feasibility study prepared by external experts inquiring into market potentials and further preclinical and clinical development requirements. The study came to the conclusion that an approval of Sangui's hemoglobin hyperpolymers as a blood additive appears possible, expedient and promising.

During the fourth quarter of our 2014 financial year the company filed a patent application aimed at significantly expanding the protection of our hemoglobin formulations. It will encompass a greater array of ischemic conditions of the human body, for instance in the case of severe dysfunctions of the lung.

During the first quarter of our 2015 financial year, we began together with Excellence Cluster Cardio-Pulmonary System (ECCPS) and TransMIT Gesellschaft für Technologietransfer mbH (TransMIT) to investigate therapeutic approaches to treating septic shock and acute respiratory distress syndrome (ARDS). The approach adopted here by Sangui, ECCPS and TransMIT presupposes that self-perpetuating septic shock, that has so far been highly resistant to treatment, can be interrupted by Sangui's artificial haemoglobin-based oxygen carrier, which would ultimately lower mortality rates. The preclinical trials commenced at ECCPS investigate the effect of various haemoglobin preparations on the oxygen supply of a number of organs in septic shock models and ARDS.

Also during the first quarter we were notified that the period for objection against European Patent EP 2550973,Wound Spray“) elapsed without any objection being raised. The patent, therefore, has become effective and legally binding.

During the second quarter of our 2015 financial year the first phase of preclinical trials was concluded successfully. It could be demonstrated that applying an oxygen-carrying liquid (the hemoglobin hyperpolymer formulation SBT102) in the abdomen did significantly improve the oxygen supply to the intestines. The restoration of intestinal oxygenation will have an impact on tissue integrity and ultimately on patient survival.

During the third quarter of our 2015 financial year the preclinical trials were concluded successfully, the final results did fully confirm the interim results obtained in the second quarter.

According to regulatory requirements, all drugs must complete preclinical and clinical trials before approval (e.g. Federal Drug Administration approval) and market launch. The Company’s management believes that the European and FDA approval process will take at a minimum several years to complete.

Our most promising potential product in the area of artificial oxygen carriers, the blood additive is still in an early development stage. In the pursuit of these projects we will need to obtain substantial additional capital to continue their development.

The blood additives project was halted in the second quarter of our financial year 2016 due to the lack of financing the further authorization.

Nano Formulations for the Regeneration of the Skin

Healthy skin is supplied with oxygen both from the inside as well as through diffusion from the outside.  A lack of oxygen will cause degenerative alterations, ranging from premature aging, to surface damage, and even as extensive as causing open wounds.  The cause for the lack of oxygen may be a part of the normal aging process, but it may also be caused by burns, radiation, trauma, or a medical condition.  Impairment of the blood flow, for example caused by diabetes mellitus or by chronic venous insufficiency, can also lead to insufficient oxygen supply and the resulting skin damage.

Sales of this series have remained at a low level throughout the first nine months of our 2016 fiscal year. During the first quarter of the 2016 fiscal year we decided to decrease our operations in this particular segment and to abandon the patent protection for this range of products.

Chitoskin Wound Pads

Usually, normal (“primary”) wounds tend to heal over a couple of days without leaving scars following a certain sequence of phases. Burns and certain diseases impede the normal wound healing process, resulting in large, hardly healing (“secondary”) wounds which only close by growing new tissue from the bottom. Wound dressings serve to safeguard the wound with its highly sensitive new granulation tissue from mechanical damage as well as from infection. Using the natural polymer chitosan, Sangui’s Chitoskin wound dressings show outstanding properties in supporting wound healing.

It is the strategy of the company to find industry partners ready to acquire or license this product range as a whole.

Hemospray Wound Spray

SanguiBioTech GmbH has developed a novel medical technology supporting the healing of chronic wounds. Lack of oxygen supply to the cells in the wound ground is the main reason why those wounds lose their genuine healing power. Based on its concept of artificial oxygen carriers, our wound spray product bridges the watery wound surface and permits an enhanced afflux of oxygen to the wound ground.

In December 2010, SanguiBioTech GmbH established SastoMed GmbH, a joint venture company with SanderStrothmann GmbH of Georgsmarienhütte, Germany. SanguiBioTech GmbH has granted SastoMed GmbH global distribution rights. SastoMed GmbH started to distribute the product in Germany after having obtained the CE mark authorizing the distribution of the wound spray in the countries of the European Union in April 2012.

As licensor SanguiBioTech GmbH is awarded a fixed licensing fee as a percentage of each and every external revenues incurred by SastoMed from sales of the Granulox product (based on SastoMed selling prices). The percentage ranges in the uppermost zone of what is usually granted in the pharmaceutical and medical products industries and thus well above the average licensing rate of 7.5% of sales revenues as calculated by market analysts. In addition and complementing this basic agreement the percentage will be permanently increased by one fourth of the current rate as soon as cumulated sales revenues at SastoMed will have exceeded the total of €50,000,000.

In September 2011, the Mexican Health Authorities registered the entire current range of Sangui developed wound management products and thus granted the authorization to apply and sell these products on a nationwide level.

On April 5, 2012, SastoMed GmbH notified SanguiBioTech GmbH that the wound spray product was granted a certification as class III medical product. The CE mark according to sections 6  and 7 of the German Medical Devices Act authorizes production, distribution and sales of the product in all member countries of the European Union. According to SastoMed GmbH, sales of the product under the brand name “Granulox” started in Germany on April 16, 2012, other markets will be addressed in due course.

In August, 2012, Sangui BioTech GmbH and SastoMed GmbH cordially adjusted the existing sales strategy. In consideration of corresponding contributions the existing licensing contract was partially complemented resulting in the following conditions: As licensor SanguiBioTech GmbH is awarded a fixed licensing fee as a percentage of each and every external revenues incurred by SastoMed from sales of the Granulox product (based on SastoMed selling prices). The percentage ranges in the uppermost zone of what is usually granted in the pharmaceutical and medical products industries. In addition and complementing this basic agreement the percentage will be permanently increased by one fourth of the current rate as soon as cumulated sales revenues at SastoMed will have exceeded the total of €50,000,000.

In December, 2012, actual distribution of the product was initiated in Mexico under the management of SastoMed GmbH and their local distribution partner Bio-Mac Pharma. International distribution has been expanded since then through cooperation agreements with local distribution partners in the Benelux countries and South Eastern Europe.

In May, 2013, the Company declared in the course of the filing of its nine month report on form 10-QSB that  according to information provided by SastoMed GmbH  it now expects the 8Granulox market entry phase to last longer than initially expected. No assurance can be given that based on royalty revenues the Company may reach break-even in the course of its current financial year.

Since December 2013, international distribution outside Germany was initiated in collaboration with local partners in more than 40 countries in Europe and Latin American.

Effective December 31, 2015 Sangui BioTech GmbH sold its stake in Sastomed GmbH of 25% to SanderStrohmann GmbH . Also effective December 31, 2015 SanderStrohmann GmbH increased the nominal capital of Sastomed GmbH for an amount of Euro 500,000 to strengthen the capital base of Sastomed GmbH.

It has to be noted, however, that Granulox sales by our distribution  partner SastoMed GmbH have become more volatile and declining from time to time.. We remain confident, however, that SastoMed will be able to considerably increase its sales along with more international markets entering actual distribution of the product.

FINANCIAL POSITION

During the three months ended September 30, 2016, our total assets increased $25,454 from $110,419 at June 30, 2016 to $135,873 at September 30, 2016.  An increase in the cash on hand from June 30 2016, to September 30, 2016, of $30,048 was primarily responsible for the increase in the total assets.

We funded our operations primarily through our existing cash reserves and cash received from the issuance of shares of common stock. Our stockholders’ equity (deficit) decreased by $38,736 from ($247,566) at June 30, 2016 to (208,830) at September 30, 2016. The primary factor behind this was due to the issuance of stock for cash for $10,787, and an increase to accumulated deficit of $16,900, as well as an increase in accumulated other comprehensive income due to movements in the foreign exchange rate.

RESULTS OF OPERATIONS

For the three-month period ended September 30, 2016 and 2015:

REVENUES – Revenues reported were $9,711 and $11,471 for the three months ended September 30, 2016 and 2015 respectively. Revenues decreased by $1,760 for the three months ended September 30, 2016. The decrease by $1,760 from the revenues in the comparable period of our 2016 financial year can be traced back to a decrease in royalties from the licensing agreement with SastoMed GmbH. Cost of sales in the first quarter were $282 and $85 for the three months ended September 30, 2016 and 2015 respectively.

RESEARCH AND DEVELOPMENT – Research and development expenses decreased by $29,632 to $4,420 from $34,052 for the three month periods ending September 30, 2016 and 2015.  This decrease is mainly attributed to lower R&D expenses after the conclusion of the animal tests of our hemoglobin hyperpolymers. The company has no plans to start activities in this area within the near future again.

GENERAL AND ADMINISTRATIVE and PROFESSIONAL FEES – For the three months ended September 30, 2016 and 2015 the combined general and administrative expenses and professional fees decreased by $63,858 from $138,760 mainly due to lower renumeration for general managemt and outside services.

INTEREST EXPENSE - Interest expenses for the three month period ended September 30, 2016 and 2015 were $1,782 and $1,401, an increase of $381.

NET LOSS - As a result of the above factors, the net loss attributed to common shareholders decreased to a loss of $67,900 compared to $150,328 for the three months ended September 30, 2016 and 2015 respectively. The loss per share for both periods was $(0.00).  Our consolidated net loss before non-controlling interest was $71,675, or $(0.00) per common share, for the three months ended September 30, 2016, compared to $162,827, or $(0.00) per common share, during the comparable period in our 2015 financial year.

LIQUIDITY AND CAPITAL RESOURCES

For the three months ended September 30, 2016, net cash used in operating activities increased $19,005 to $79,233, compared to $60,228 used in the previous year.  Major components of the decrease in the cash used included a decrease in the net loss from $(162,827) to $(71,675) from 2015 to 2016.

We had a working capital deficit of approximately $208,830 at September 30, 2016, a decrease of approximately $38,736 from June 30, 2016.

 At September 30, 2016 compared to June 30, 2016, we had cash of $100,122 compared to $70,074, prepaid expenses of $25,847 compared to $30,292 and accounts receivable of $460 compared $504. We will need substantial additional funding to fulfill our business plan and we intend to explore financing sources for our future development activities.  No assurance can be given that these efforts will be successful.

Item 3 - Quantitative and Qualitative Disclosures about Market Risk

We are a smaller reporting company as defined by § 229.10(f)(1) and are not required to provide the information under this item.

Item 4 - Controls and Procedures

Disclosure Controls and Procedures

As of the date of the end of the period covered by this report, our Chief Executive Officer and Chief Financial Officer conducted an evaluation of the effectiveness of the design and operation of our disclosure controls and procedures, as required by Exchange Act Rule 13a-15.  Based on that evaluation, our Chief Executive Officer and Chief Financial Officer concluded that our disclosure controls and procedures were not effective as of the end of the period covered by this report to ensure that information required to be disclosed by us in the reports that we file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified by the SEC’s rules and forms.

Disclosure controls and procedures are controls and other procedures that are designed to ensure that information required to be disclosed in our reports filed or submitted under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the SEC’s rules and forms.  Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed in our reports filed under the Exchange Act is accumulated and communicated to management, including our Chief Executive Officer and our Chief Financial Officer, to allow timely decisions regarding required disclosure.

Changes in Internal Control Over Financial Reporting

There has been no change in our internal control over financial reporting that occurred during our last fiscal quarter that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

The term “internal control over financial reporting” is defined as a process designed by, or under the supervision of, the registrant’s principal executive and principal financial officers, or persons performing similar functions, and effected by the registrant’s board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that:

(a)

Pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the registrant;

(b)

Provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the registrant are being made only in accordance with authorizations of management and directors of the registrant; and

(c)

Provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the registrant’s assets that could have a material effect on the financial statements.

PART II - OTHER INFORMATION

Item 1 - Legal Proceedings

The Company is not aware of pending claims or assessments which may have a material adverse impact on the Company’s financial position or results of operations.

Item 1a - Risk Factors

We are a smaller reporting company and are not required to provide the information under this item.

Item 2 - Unregistered Sales of Equity Securities and Use Of Proceeds

In July 2016, the Company sold 4,705,000 shares of its common stock for cash to three individuals at an average price of $0.011 per share for a total cash raise of $49,787. No underwriters were used. The securities were sold pursuant to an exemption from registration provided by Regulation S and Section 4(2) of the Securities Act of 1933. The certificate representing the shares contained a restricted legend.

In August 2016, the Company sold 4,000,000 shares of its common stock for cash to one individual at an average price of $0.014 per share for a total cash raise of $53,999. During the three months ended September 30, 2016, the Company issued 444,000 shares of its common stock for services valued at $1,820.No underwriters were used. The securities were sold pursuant to an exemption from registration provided by Regulation S and Section 4(2) of the Securities Act of 1933. The certificate representing the shares contained a restricted legend.

Subsequent to the period covered by this report, the Company sold 2,280,000 shares of its common stock for cash to four individuals at an average price of $0.079 per share for a total cash raise of $44,503. No underwriters were used. The securities were sold pursuant to an exemption from registration provided by Regulation S and Section 4(2) of the Securities Act of 1933. The certificate representing the shares contained a restricted legend.

Item 3 - Defaults Upon Senior Securities

    None.

Item 5 - Other Information

None.

Item 6 – Exhibits

 1.           Financial Statements.  The unaudited condensed consolidated Balance Sheet of Sangui Biotech International, Inc. as of September 30, 2016 and the audited balance sheet as of June 30, 2016, the unaudited condensed consolidated Statements of Operations for the three and nine month periods ended September 30, 2016 and 2015, and the unaudited condensed consolidated Statements of Cash Flows for the three month period ended September 30, 2016 and 2015, together with the notes thereto, are included in this Quarterly Report on Form 10-Q.

2.           Exhibits. The following exhibits are either filed as a part hereof or are incorporated by reference. Exhibit numbers correspond to the numbering system in Item 601 of Regulation S-K.

Exhibit

Number     Description of Exhibit

31.01	Certification of CEO Pursuant to Rule 13a-14(a) and 15d-14(a), filed herewith
31.02	Certification of principal financial officer Pursuant to Rule 13a-14(a) and 15d-14(a), filed herewith
32.01	Certification Pursuant to Section 1350 of Title 18 of the United States Code, filed herewith

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SANGUI BIOTECH INTERNATIONAL, INC.

Dated: November 21, 2016

/s/ Thomas Striepe

By: Thomas Striepe

Chief Executive Officer